UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024 (September 9, 2024)

Gores Holdings IX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41215	86-1593799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6260 Lookout Road,
Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

(303) 531-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one warrant	GHIXU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	GHIX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	GHIXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 9, 2024, Gores Holdings IX, Inc. (the “Company”) received a delinquency notification letter (the “Notice”) from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) due to the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 (the “Q2 2024 Form 10-Q”). Rule 5250(c)(1) requires companies with securities listed on Nasdaq to timely file all required periodic reports with the Securities and Exchange Commission (the “SEC”). The Notice has no immediate effect on the listing of the Company’s securities on Nasdaq. However, if the Company fails to timely regain compliance with the rule, the Company’s securities will be subject to delisting from Nasdaq.

The Notice provides that the Company has 60 calendar days to submit a plan to Nasdaq to regain compliance; if the plan is accepted, Nasdaq can grant an exception of up to 180 days from the due date of the Q2 2024 Form 10-Q, or until February 10, 2025, to regain compliance.

As previously described in the Company’s Current Report on Form 8-K, filed with the SEC on August 29, 2024, the Company’s failure to timely file the Q2 2024 Form 10-Q was as result of the discovery of potential errors for the accounting of the Company’s tax provision, which the Audit Committee of the board of directors of the Company has determined impacted the Company’s previously filed annual and quarterly reports. The Company is currently diligently working with its independent registered public accounting firm to complete the necessary audits and restatements in order to file the Q2 2024 Form 10-Q and other amended periodic filings, and will provide Nasdaq with its plan to regain compliance by the applicable deadline.

Forward-Looking Statements

This report may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, statements related to: the completion of the Company’s review of accounting matters and audit of the Company’s financial statements; the Company’s plans and timing related to the filing of the Q2 2024 Form 10-Q and the Company’s Form 10-K/A for the fiscal year ended December 31, 2023 with the restated results; expectations with respect to how the adjustments will impact the Company’s financial statements; and the Company’s plans, objectives and intentions that are not historical facts generally. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by the forward-looking statement, including without limitation: the final outcome of the evaluation of accounting matters and the impact of the adjustments to the Company’s financial statements; the discovery of additional and unanticipated information during the re-evaluation and audit of the Company’s financial statements, including it evaluation of effectiveness of internal control over financial reporting; changes in assumptions regarding how the evaluation will impact the Company’s financial results; the application of accounting or tax principles in an unanticipated manner; the possibility that the Nasdaq may delist the Company’s securities; risks related to the Company’s ability to implement and maintain effective internal control over financial reporting in the future; and the impact of these factors on the Company’s performance and outlook. See also other risks that are described in “Risk Factors” in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2023, and any subsequent reports filed with the SEC. All forward-looking statements in this report are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release dated September 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2024	GORES HOLDINGS IX, INC.

	By:	/s/ Andrew McBride
	Name:	Andrew McBride
	Title:	Chief Financial Officer and Secretary